SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

PIONEER NATURAL RESOURCES COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13245	75-2702753
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5205 N. O'Connor Blvd., Suite 200, Irving, Texas		75039
(Address of principal executive offices)		(Zip Code)

(972) 444-9001
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.     Regulation FD Disclosure.

Pioneer Natural Resources Company (the “Company”) today announced that it has reached an agreement to settle claims made against it and its subsidiary in the lawsuit MOSH Holding, L.P. v Pioneer Natural Resources Company; Pioneer Natural Resources USA, Inc.; Woodside Energy (USA) Inc.; and JPMorgan Chase Bank, N.A., as Trustee of the Mesa Offshore Trust (the “Trust”), which is pending before the Judicial District Court of Harris County, Texas (334th Judicial District). A description of the allegations and proceedings in the lawsuit is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.

Under the terms of the agreement, Pioneer will pay to the Trust the sum of $13 million (the majority of which has been reserved in prior quarters) in exchange for a full and final release of all claims made or that could have been made in the lawsuit. Pioneer will also contribute to the Trust proceeds obtained from Pioneer’s sale of its complete interest, including its working interest, in the Brazos Block A-39 tract, which will be sold in conjunction with the Trust’s sale of its assets.

The settlement agreement is subject to customary conditions, including court approval and the dismissal of the case with prejudice.

Except for historical information contained herein, the statements in this Current Report are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, government and third party approvals and litigation. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIONEER NATURAL RESOURCES COMPANY

	By:	/s/ Mark H. Kleinman
Mark H. Kleinman,
Vice President, Corporate Secretary and Chief Compliance Officer
Dated: April 27, 2009